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                                                                       EXHIBIT 5

                                                                  April 24, 1998



ZD Inc.,
  One Park Avenue,
    New York, New York, 10016.


Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 29,770,000 shares (the "Securities") of Common Stock, par value $0.01 per share, of ZD Inc., a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, a certificate of amendment to the Company's certificate of incorporation substantially in the form filed as an exhibit to the Registration Statement has been duly filed with the
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ZD Inc.                                                                      -2-


Secretary of State of the State of Delaware, the terms of the sale of the Securities have been duly established in conformity with the Company's certificate of incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                        Very truly yours,



                                                        SULLIVAN & CROMWELL